EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of SM Energy Company of information contained in our audit report as of December 31, 2024, setting forth estimates of revenues from SM Energy Company's oil, gas and NGL reserves.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

July 24, 2025